Consent of Independent Registered Public Accounting Firm

Cascade Bancorp Employees’ 401(k) Profit Sharing Plan
Bend, Oregon
We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (No. 333-70390) of Cascade Bancorp of our report dated June 29, 2015 relating to the financial statements and supplemental schedules of the Cascade Bancorp Employees’ 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Spokane, Washington
June 29, 2015